UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 14, 2020

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road Dalton, Georgia	30720
(Address of principal executive offices)	(zip code)

(706) 876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

The Dixie Group, Inc., in response to the COVID-19 pandemic, is adjusting the credit commitment of its senior loan facility to more closely resemble the amount of collateralized assets currently available as well as increasing the amount of credit available to the Company. The loan commitment for the Credit Agreement between The Dixie Group, Inc. and Wells Fargo Capital Finance, LLC, the Agent, dated as of September 13, 2011 and most recently amended by the Fourteenth Amendment dated as of May 14, 2020, will be reduced from $120,000,000 to $100,000,000 effective May 14, 2020. As part of the agreement, the Company has agreed to pursue and consummate a permitted fixed asset loan on or before June 30, 2020 subject to extension at agent’s discretion.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits
(10.1) Fourteenth Amendment to Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2020	THE DIXIE GROUP, INC.

/s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer